UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
 Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 22, 2002
Date of Report (Date of earliest event reported)

BB&T Corporation
 (Exact name of registrant as specified in its charter)

Commission file number : 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000
(Registrant's telephone number, including area code)

This Form 8-K has 35 pages.

ITEM 9.    REGULATION FD DISCLOSURE

     The purpose of this Current Report on Form 8-K is to announce the signing of a definitive agreement for BB&T to acquire Regional Financial Corporation of Tallahassee, Florida, holding company for First South Bank.

BB&T to acquire First South Bank parent
Regional Financial Corp. of Tallahassee, Fla.

          WINSTON-SALEM, N.C. –BB&T Corporation (NYSE: BBT) today said it plans to buy privately held Regional Financial Corporation of Tallahassee, Fla., in a $274.6 million stock swap. The acquisition would give BB&T entry into Florida.

          Regional Financial Corporation is the holding company for First South Bank, a $1.6 billion thrift and one of the largest mortgage originators in Florida. First South operates 11 full-service retail branches, three limited-service branches, and eight mortgage loan production offices in Tallahassee and the Florida Panhandle, Jacksonville, and along the Gulf Coast from Beverly Hills to Naples.

          BB&T will issue 7.265 million shares of its stock in exchange for all outstanding shares of Regional Financial Corporation. The transaction has been approved by the directors of both companies. The transaction value is based on BB&T's closing price Tuesday of $37.80.

          "This is an important acquisition because it gives us entry into some of Florida's most economically attractive markets and provides a firm foundation for future expansion in one of the nation's fastest growing states," said BB&T Chairman and Chief Executive Officer John Allison.

          "First South Bank is certainly a high-performing organization with a compatible culture, excellent credit quality and client service, and a very visible presence in the markets it serves."

          In 2001, First South was the No. 3 residential lender and the No. 1 construction lender in the counties it serves. It was acquired by Regional Financial Corporation in 1995.

          First South holds the No. 1 deposit market share in the zip codes in which it provides deposit services. Its overall footprint covers the northeast portion of the state from Fernandina Beach through Jacksonville to St. Augustine. It has a major presence in west Florida in Tallahassee, Pensacola, Ft. Walton, Destin and Panama City. And it has a strong southwest presence beginning in Ocala and Beverly Hills and moving south through Spring Hill, New Port Richey, Holiday, Clearwater, Bradenton, Sarasota, Venice, Ft. Myers and Naples.

          First South customers in those markets will be introduced to BB&T's strong branch-based sales culture and its broad product and services line, including insurance, mutual funds, trust, online banking, annuities, investment banking, retail brokerage, treasury services, leasing and international banking.

          "Since real estate is Florida's primary business, our highly focused business model has been very efficient," said First South Chief Executive Officer Edgar Moore. "But the great thing about this merger is the many cross-selling opportunities that will come from leveraging our customer base.

          "BB&T's unique community banking structure and highly attentive approach to client service will be the perfect complement to our brand of relationship-driven banking."

          BB&T will add a Tallahassee-based community bank region to its network. First South President William T. Mattice will serve as the new region's president. BB&T divides its 10-state banking network into autonomous regions which operate like community banks. Nearly all lending decisions are made locally.

          Wyndham M. Manning, First South's senior executive vice president of Mortgage Lending, will serve as mortgage lending manager of the new region.

          BB&T also will create an area advisory board for the new region. First South board members will be asked to serve on the new board.

          More jobs were created in Florida in 2001 than any other state in the nation. In 2000, Florida ranked first in the Southeast and fourth in the nation in total personal income.

          The merger, which is subject to regulatory and Regional Financial Corporation shareholder approval, is expected to be completed in the third quarter.

          Winston-Salem-based BB&T Corporation operates more than 1,100 banking offices in the Carolinas, Georgia, Virginia, Maryland, West Virginia, Kentucky, Tennessee, Alabama, Indiana and Washington, D.C.

          With $74.9 billion in assets as of March 31, BB&T Corporation is the nation's 13th largest financial holding company. Barron's, a Dow Jones weekly, recently ranked BB&T as the second highest performing financial institution in the country. More information is available at www.BBandT.com.

          #

          This press release contains forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections.

          Please refer to BB&T's filings with the Securities and Exchange Commission (SEC) for a summary of important factors that could affect BB&T's forward-looking statements. BB&T undertakes no obligation to revise these statements following the date of this press release.

          BB&T's news releases are available at no charge through PR Newswire's Company News On-Call facsimile service. For a menu of BB&T's news releases or to retrieve a specific release call 1-800-758-5804, extension 809325.

          A registration statement relating to any future resale of the shares issued in this acquisition will be filed with the SEC after the closing of the private placement in connection with this acquisition. These securities may not be sold nor may offers to buy be accepted prior to the time that the registration statement becomes effective.

          This announcement shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. Any offering of BB&T securities under the resale registration statement will be made only by means of a prospectus.

BB&T

and
Regional Financial Corporation
Holding Company for First South Bank
Tallahassee, Florida
Expanding a Great Franchise

Analyst Presentation
May 22, 2002

Forward-Looking Information

BB&T has made forward-looking statements in the accompanying analyst presentation materials that are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of the management of BB&T, and on the information available to management at the time the analyst presentation materials were prepared. In particular, the analyst materials in this report include statements regarding estimated earnings per share of BB&T on a stand alone basis, expected cost savings from the merger, estimated restructuring charges relating to the merger, estimated increases in Regional Financial Corporation's fee income ratio, the anticipated accretive effect of the merger, and BB&T's anticipated performance in future periods. With respect to estimated cost savings and restructuring charges, BB&T has made assumptions about, among other things, the extent of operational overlap between BB&T and Regional Financial Corporation, the amount of general and administrative expense consolidation, costs relating to converting Regional Financial Corporation's bank operations and data processing to BB&T's systems, the size of anticipated reductions in fixed labor costs, the amount of severance expenses, the extent of the charges that may be necessary to align the companies' respective accounting reserve policies, and the cost related to the merger. The realization of cost savings and the amount of restructuring charges are subject to the risk that the foregoing assumptions are inaccurate.

Any statements in the accompanying exhibit regarding the anticipated accretive effect of the merger and BB&T's anticipated performance in future periods are subject to risks relating to, among other things, the following possibilities: (1) expected cost savings from this merger or other previously announced mergers may not be fully realized or realized within the expected time frame; (2) deposit attrition, customer loss or revenue loss following proposed mergers may be greater than expected; (3) competitive pressure among depository and other financial institutions may increase significantly; (4) costs or difficulties related to the integration of the businesses of BB&T and its merger partners, including Regional Financial Corporation, may be greater than expected; (5) changes in the interest rate environment may reduce margins; (6) general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality, or a reduced demand for credit; (7) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which BB&T and Regional Financial Corporation are engaged; (8) adverse changes may occur in the securities markets; and (9) competitors of BB&T and Regional Financial Corporation may have greater financial resources and develop products that enable such competitors to compete more successfully than BB&T and Regional Financial Corporation.

BB&T believes these forward-looking statements are reasonable; however, undue reliance should not be placed on such forward-looking statements, which are based on current expectations. Such statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and shareholder value of BB&T following completion of the merger may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond management's ability to control or predict.

Outline

•	Background and transaction terms
•	Financial Data
•	Rationale and strategic objectives
•	Investment criteria
•	Summary

BB&T Corporation (BBT)

•	$74.9 billion financial holding company
•	1,128 branch locations in NC, SC, VA, GA, MD, WV, KY, TN, AL, IN and the District of Columbia

		For 3 months
		ended 03/31/02*
•	ROA	1.75%
•	Cash Basis ROA	1.80%
•	ROE	19.39%
•	Cash Basis ROE	23.46%
•	Cash Basis Efficiency Ratio	50.10%

* Recurring earnings

Regional Financial Corporation

•	Regional Financial ("RFC"), a privately held corporation, is the holding company for First South Bank
•	First South Bank is a $1.6 billion bank with 11 full-service offices, 3 limited-service offices and 8 mortgage loan offices in Florida serving Tallahassee and the Panhandle, Jacksonville, and the Gulf Coast from Beverly Hills to Naples
•	In 2001, First South was the number 3 originator of residential lending activity and was the number 1 originator of construction/permanent loans in its counties of operation

		For 3 months
		ended 03/31/02*
•	ROA	1.11%
•	Cash Basis ROA	1.11%
•	ROE	18.54%
•	Cash Basis ROE	18.54%
•	Cash Basis Efficiency Ratio	44.08%

*Recurring earnings

Pro Forma Company Profile

•	Size:	$76.5 billion in assets $18.5 billion in market capitalization*

•	Offices:	NC:	335
		VA:	246
		GA:	123
		KY:	110
		SC:	94
		WV:	90
		MD:	82
		TN:	38
		FL:	11
		DC:	7
		AL:	2
		IN:	1
		Total	1,139

*Based on closing prices as of 05/21/02

Terms of the Transaction

Terms of the Transaction

•	Purchase price:	$274.6 million*
•	Consideration:	7,265,521 shares of BB&T stock will be issued for all outstanding shares of Regional Financial Corporation
•	Structure:	Tax-free exchange of stock equal to 100% of purchase price
•	Accounting Treatment:	Transaction will be accounted for as a purchase
•	Termination Fee:	If Regional Financial completes a transaction with another institution, they will be required to pay a termination fee of $11 million
•	Expected closing:	Third quarter 2002

*Based on BB&T's closing stock price of $37.80 as of 05/21/02

Pricing

•	Purchase price	$274.6	million
•	Price/03-31-02 stated book	2.82	x
•	Price/LTM EPS	16.83	x
•	Price/LTM Core EPS	16.83	x
•	Price/2002 EPS estimate	16.59	x
•	BB&T shares issued	7.27	million

Acquisition Comparables*

Comparable Bank/Thrift Acquisitions Announced in Florida since January 1, 2001 with Seller Assets over $50 Million

									Deal Pr/	Deal Pr/
		Date	Seller		Deal Value/	Deal Pr/	Deal	Deal Pr/	LTM	LTM Core
Buyer	Seller	Announced	Total Assets	Deal Value	Assets	Stock Pr	Pr/Bk	Tg Bk	EPS	EPS
			($M)	($M)	(%)	(%)	(%)	(%)	(x)	(x)
CIB Marine Bancshares, Inc.	Citrus Financial Services, Inc.	03/06/2001	93.6	15.2	16.2	NA	173.4	173.4	NM	NA
Colonial BancGroup, Inc.	Manufacturers Bancshares, Inc.	06/18/2001	271.8	54.4	20.0	NA	300.9	306.2	21.7	NA
Synovus Financial Corp.	FABP Bancshares, Inc.	06/29/2001	294.5	100.0	34.0	NA	391.0	391.0	22.0	NA
Banc Corporation	CF Bancshares, Inc.	08/09/2001	99.0	15.5	15.7	NA	214.8	214.8	17.0	NA
BankAtlantic Bancorp, Inc.	Community Savings Bankshares, Inc.	09/10/2001	948.3	170.6	18.0	31.0	141.5	141.5	28.4	26.8
F.N.B. Corporation	Central Bank Shares, Inc.	11/07/2001	232.0	80.0	34.5	NA	340.7	340.7	28.4	NA
South Financial Group Inc.	Gulf West Banks, Inc.	03/21/2002	516.0	115.9	22.5	3.1	285.2	294.5	23.0	NA

Maximum			948.3	170.6	34.5	31.0	391.0	391.0	28.4	26.8
Minimum			93.6	15.2	15.7	3.1	141.5	141.5	17.0	26.8

Average			350.8	78.8	23.0	17.1	263.9	266.0	23.4	26.8

Median			271.8	80.0	20.0	17.1	285.2	294.5	22.5	26.8

Deal Price: $274,636,694

BB&T Corp	Regional Financial Corporation		1,585.4	274.6	17.3	NA	281.9	286.4	16.8	16.8

Over/(Under) Average Comparables					(5.6)	NA	17.9	20.4	(6.6)	(9.9)

*Source for Acquisition Comparables: SNL Financial

Financial Data

Financial Summary

For The Three Months Ended:	BB&T*	RFC*
	(03/31/02)	(03/31/02)
ROA	1.75%	1.11%
Cash Basis ROA	1.80	1.11
ROE	19.39	18.54
Cash Basis ROE	23.46	18.54
Net interest margin (FTE)	4.26	2.01
CB Efficiency ratio	50.10	44.08
Net charge-offs	.48	.01
Reserve/NPLs	198.89	78.43
NPAs/assets	.56	.66

*Recurring earnings

Capital Strength

	BB&T	RFC
	(03/31/02)	(03/31/02)
Equity/assets	9.4%	6.2%
Leverage capital ratio	7.7%	6.0%
Total risk-based capital	13.4%	11.1%

Rationale For Acquisition

•	BB&T has an announced strategy to pursue in-market (Carolinas/Virginia/West Virginia/DC/Maryland/Georgia/ Kentucky/Tennessee) and contiguous state acquisitions of high quality banks and thrifts in the $250 million to $10 billion range. The acquisition of Regional Financial Corporation is consistent with this strategy.
•	This acquisition is very consistent with past acquisitions which we have successfully executed, i.e. it fits our model.
•	Regional Financial gives BB&T entry into high growth and economically attractive markets in Florida.

Strategic Objectives

The key strategic objectives achieved in this acquisition:

•	Provides BB&T with entry into the high growth and economically attractive markets of Tallahassee and the Panhandle, Jacksonville, and the Gulf Coast from Beverly Hills to Naples
•	Improves efficiency
-- 10% cost savings fully realized in the first 12 months of operations following conversion
•	Utilizes Regional Financial Corporation's branch franchise to sell BB&T's broad array of retail and commercial banking products to their existing customer base and expand the reach of the branch beyond Regional Financial Corporation's traditional customer
•	Increases product and market penetration through the use of BB&T's world standard sales system
•	Leverages on BB&T's expertise in mortgage production and the cross-sell of mortgage customers into 5+ service households

Franchise Enhancement

•	Provides BB&T with entry into Florida, specifically in the economically attractive markets of Tallahassee and the Panhandle, Jacksonville, and the Gulf Coast from Beverly Hills to Naples
•	Continues BB&T's expansion into economically strong contiguous markets
•	Regional Financial Corporation's excellent branch facilities provides BB&T with a firm foundation for future expansion in key Florida markets

Efficiency Improvement

Targeted Annual Cost Savings

$1.9 million or approximately

10% of Regional Financial's expense base

One-Time After-Tax Charges

One-time after-tax merger-related charges
$6.2 million

Branch Locations

BB&T Corporation
First South Bank
First South Bank Mortgage Loan Production Offices

19

Economic Vitality Map

Economic Vitality by County
Superior
Excellent
Very Good
Above Average
Average
Below Average
Weak
Poor

First South Bank
First South Bank Mortgage Loan Production Offices

20

Market Characteristics

•	Florida had the 2nd highest per capita income in the Southeast and was ranked 24th in the nation in 2000. Total personal income in 2000 ranked Florida the 4th highest in the nation and the highest in the Southeast.
•	In terms of new job creation, in 2000, Florida ranked 3rd highest in the nation and the highest in the Southeast.
•	Nearly 98.0% of Florida's business establishments are small, employing 100 or fewer employees.
•	For the year 2001, Florida had the highest number of new jobs created in the nation. Florida tied with Alaska and Wyoming for the highest job growth rate in the nation.
•	Florida had seven metros among the top twenty in the nation in terms of the total number of net new jobs created from December 2000 to December 2001. Included in those seven were Tampa-St. Petersburg-Clearwater (1st), Jacksonville (12th), and Sarasota-Bradenton (20th).

Source: eflorida.com

BB&T Investment Criteria

•	Cash Basis EPS (accretive by year 2)
•	GAAP EPS (accretive by year 4)
•	Internal rate of return (15% or better)
•	Cash Basis ROE (accretive by year 3)
•	Cash Basis ROA (accretive by year 3)
•	Tangible book value per share (accretive by year 5)
•	Must not cause combined leverage capital ratio to go below 7%

Criteria are listed in order of importance. There are sometimes trade-offs among criteria.

Assumptions

•	BB&T's 2002 EPS is based on a First Call estimate of $2.77 and subsequent years are based on 12% income statement and balance sheet growth.
•	RFC's 2002 projected financial statements are based on RFC's internal management forecast. This budget produces net income of $16.6 million.
•	10% annual cost savings of the 2001 noninterest expense base were used in the valuation.
•	Growth Rates - The balance sheet and income statement items are projected to grow by 12% in all years, except for the following adjustments:
– Noninterest Income: RFC's core fee income ratio is estimated at 29.3% in 2002, and then is incrementally raised (prior to the margin enhancement cited below) to 35% by year five and held constant thereafter.
– Net Interest Margin: The core net margin is estimated at 2.52% (non-FTE) in 2002 and then is incrementally raised to 4.20% (non-FTE) by year five, and held at this level in all remaining years.
•	Projected Net Charge-Off Rates - The net charge-off rate was increased to .35% by year 3, and held at this level for all remaining years.
•	Projected Loan Loss Allowance - An allowance of 1.30% was assumed in all years.

Earnings Per Share Impact

		Accretion		Accretion
		(Dilution)	Pro Forma	(Dilution)
	Pro Forma	Pro Forma	Cash Basis	Pro Forma
	EPS	Shares	EPS	Shares
2003	3.09	(0.015)	3.15	(0.004)
2004	3.47	(0.004)	3.53	0.006
2005	3.90	0.006	3.96	0.015
2006	4.38	0.023	4.44	0.030
2007	4.93	0.044	4.99	0.050
2008	5.52	0.052	5.58	0.057
2009	6.18	0.060	6.24	0.064
2010	6.93	0.070	6.98	0.072
2011	7.76	0.080	7.82	0.082
2012	8.69	0.092	8.75	0.092
	Internal Rate of Return	21.51%

ROE Impact 1

			Pro Forma
	Pro Forma		Cash Basis
	ROE (%)	Change	ROE (%)	Change
2003	18.86	(0.50)	24.32	0.14
2004	18.89	(0.37)	23.51	0.17
2005	18.82	(0.28)	22.72	0.18
2006	18.73	(0.18)	22.01	0.21
2007	18.64	(0.09)	21.42	0.23
2008	18.51	(0.07)	20.87	0.20
2009	18.39	(0.06)	20.40	0.17
2010	18.29	(0.05)	20.00	0.14
2011	18.19	(0.04)	19.67	0.12
2012	18.11	(0.03)	19.38	0.11

1 The decrease in ROE results from the build up in equity relative to assets. If consistent with attaining and maintaining a leverage capital ratio of at least 7%, BB&T may choose to leverage the balance sheet further through repurchase of its stock.

ROA Impact

			Pro Forma
	Pro Forma		Cash Basis
	ROA (%)	Change	ROA (%)	Change
2003	1.67	(0.02)	1.74	(0.01)
2004	1.68	(0.01)	1.74	(0.00)
2005	1.69	(0.01)	1.74	(0.00)
2006	1.70	0.00	1.75	0.01
2007	1.71	0.01	1.75	0.01
2008	1.71	0.01	1.75	0.01
2009	1.72	0.01	1.75	0.01
2010	1.72	0.01	1.75	0.01
2011	1.72	0.01	1.74	0.01
2012	1.72	0.01	1.74	0.01

Book Value/Capital Impact

	Pro Forma		Pro Forma
	Stated Book Value Per Share		Tangible Book Value Per Share		Pro Forma*
		Accretion		Accretion	Leverage
	Stated	(Dilution)	Tangible	(Dilution)	Ratio
2003	17.54	0.34	14.12	(0.09)	7.41
2004	19.70	0.34	16.35	(0.08)	7.70
2005	22.27	0.34	18.98	(0.07)	8.02
2006	25.15	0.35	21.93	(0.05)	8.31
2007	28.40	0.38	25.24	(0.01)	8.56
2008	32.03	0.41	28.93	0.03	8.79
2009	36.11	0.45	33.07	0.08	8.99
2010	40.67	0.50	37.69	0.13	9.17
2011	45.79	0.56	42.87	0.19	9.32
2012	51.52	0.62	48.65	0.25	9.46

*BB&T's goal is to manage its leverage ratio to between 7% and 8%

Summary

•	The acquisition of Regional Financial Corporation is a strong strategic fit:
– It helps accomplish our goal of entering the Florida market
– It fits culturally and geographically
– This is the type of merger we have consistently, successfully executed
•	Overall Investment Criteria are met:
– Cash Basis EPS accretive in year 2 and GAAP EPS accretive in year 3
– IRR 21.51%
– Cash ROE accretive in all years
– Cash ROA accretive in year 4
– Tangible book value accretive in year 6
– Combined leverage ratio remains above 7%

Appendix

•	Historical Financial Data
•	Glossary
•	Securities Disclosure
•	Where to go for additional information about BB&T

Regional Financial Corporation
 Financial Summary

							Three months	Three months	3/31/02
							ended	ended	vs.
		%		%		%	March 31,	March 31,	3/31/01
	1999	Change	2000	Change	2001	Change	2001	2002	% change

Earnings Summary (In thousands)
Interest Income (FTE)
Interest on loans & leases	$52,288	18.9%	$83,697	60.1%	$96,158	14.9%	$24,994	$21,191	-15.2%
Interest & dividends on securities	5,455	172.2%	5,885	7.9%	3,250	-44.8%	1,017	483	-52.5%
Interest on temporary investments	4,080	57.5%	2,738	-32.9%	4,591	67.7%	1,347	845	-37.3%

Total interest income (FTE)	61,823	27.3%	92,320	49.3%	103,999	12.7%	27,358	22,519	-17.7%

Interest Expense
Interest expense on deposit accounts	35,613	24.7%	51,280	44.0%	52,693	2.8%	14,790	9,070	-38.7%
Interest on short-term borrowings	9,181	33.3%	16,346	78.0%	23,323	42.7%	6,298	5,651	-10.3%
Interest on long-term debt	51	N/A	518	915.7%	1,043	101.4%	294	101	-65.6%

Total interest expense	44,845	26.5%	68,144	52.0%	77,059	13.1%	21,382	14,822	-30.7%

Net interest income	16,978	29.7%	24,176	42.4%	26,940	11.4%	5,976	7,697	28.8%
Provision for loan losses	1,200	0.0%	1,583	31.9%	1,200	-24.2%	300	300	0.0%

Net interest income after provision	15,778	32.7%	22,593	43.2%	25,740	13.9%	5,676	7,397	30.3%

Noninterest Income
Service charges on deposit accounts	114	29.5%	156	36.8%	167	7.1%	42	41	-2.4%
Non-deposit fees and commissions	9,077	1.5%	6,568	-27.6%	14,594	122.2%	2,609	4,890	87.4%
G / (L) on sale of real estate & securities	393	835.7%	221	-43.8%	5	-97.7%	--	--	N/A
Other operating income	605	30150.0%	1,119	85.0%	1,473	31.6%	463	473	2.2%

Total noninterest income	10,189	12.3%	8,064	-20.9%	16,239	101.4%	3,114	5,404	73.5%

Noninterest Expense
Personnel	7,108	41.6%	7,764	9.2%	8,843	13.9%	2,309	3,288	42.4%
Occupancy & equipment	3,129	41.3%	3,675	17.4%	3,699	0.7%	913	956	4.7%
FDIC premiums	556	29.3%	378	-32.0%	453	19.8%	108	120	11.1%
Other operating expenses	3,842	13.5%	5,177	34.7%	5,761	11.3%	1,238	1,395	12.7%

Total noninterest expense	14,635	32.5%	16,994	16.1%	18,756	10.4%	4,568	5,759	26.1%

Net income before taxes	11,332	14.2%	13,663	20.6%	23,223	70.0%	4,222	7,042	66.8%
Income taxes	4,083		5,278		8,873		1,757	2,605

Net income before nonrecurring charges	7,249	17.0%	8,385	15.7%	14,350	71.1%	2,465	4,437	80.0%

Nonrecurring charges	--		--		--		--	--

Net income	$7,249	17.0%	$8,385	15.7%	$14,350	71.1%	$2,465	$4,437	80.0%

Regional Financial Corporation
 Financial Summary

							Three months	Three months	3/31/02
							ended	ended	vs.
		%		%		%	March 31,	March 31,	3/31/01
	1999	Change	2000	Change	2001	Change	2001	2002	Change

Average Balance Sheet
(In thousands)
Assets
Loans	$758,221	20.6%	$1,120,006	47.7%	$1,353,090	20.8%	$1,335,883	$1,269,568	-5.0%
Securities	79,380	161.1%	69,688	-12.2%	28,784	-58.7%	41,144	40,057	-2.6%
Other earning assets	89,540	56.5%	65,056	-27.3%	151,766	133.3%	134,553	218,960	62.7%

Total interest-earning assets	927,141	29.4%	1,254,750	35.3%	1,533,640	22.2%	1,511,580	1,528,585	1.1%

Goodwill & other intangibles	1,878	-8.3%	1,710	-8.9%	1,541	-9.9%	1,604	1,463	-8.8%
Other assets	46,031	101.5%	59,281	28.8%	67,625	14.1%	66,377	70,249	5.8%

Total assets	$975,050	31.5%	$1,315,741	34.9%	$1,602,806	21.8%	$1,579,561	$1,600,297	1.3%

Net interest margin	1.83%		1.93%		1.76%	-8.8%	1.58%	2.01%	27.4%

Liabilities & Shareholders' Equity
Interest-bearing deposits:
Money Market & NOW	$211,928	75.7%	$298,332	40.8%	$351,905	18.0%	$289,826	$421,874	45.6%
Savings	11,888	-0.2%	7,962	-33.0%	7,433	-6.6%	6,630	11,713	76.7%
CD's and other time	486,502	21.6%	605,207	24.4%	669,823	10.7%	718,355	597,564	-16.8%

Total interest-bearing deposits	710,318	33.4%	911,501	28.3%	1,029,161	12.9%	1,014,811	1,031,151	1.6%
Short-term borrowed funds	--	N/A	11,325	N/A	--	-100.0%	--	--	N/A
Long-term debt	172,708	33.7%	273,917	58.6%	431,050	57.4%	434,667	424,800	-2.3%

Total interest-bearing liabilities	883,026	33.4%	1,196,743	35.5%	1,460,211	22.0%	1,449,478	1,455,951	0.4%
Demand deposits	27,873	-2.0%	32,446	16.4%	39,938	23.1%	36,692	32,507	-11.4%
Other liabilities	9,233	12.2%	13,942	51.0%	17,911	28.5%	14,046	16,133	14.9%

Total liabilities	920,132	31.7%	1,243,131	35.1%	1,518,060	22.1%	1,500,216	1,504,591	0.3%

Common equity	54,918	28.1%	72,610	32.2%	84,746	16.7%	79,345	95,706	20.6%

Total equity	54,918	28.1%	72,610	32.2%	84,746	16.7%	79,345	95,706	20.6%

Total liabilities & shareholders' equity	$975,050	31.5%	$1,315,741	34.9%	$1,602,806	21.8%	$1,579,561	$1,600,297	1.3%

Regional Financial Corporation
 Financial Summary

							Three months	Three months	3/31/02
							ended	ended	vs.
		%		%		%	March 31,	March 31,	3/31/01
	1999	Change	2000	Change	2001	Change	2001	2002	Change

Ratio Analysis

ROA	0.74%		0.64%		0.90%		0.62%	1.11%
ROCE	13.20%		11.55%		16.93%		12.43%	18.54%
Efficiency ratio	54.7%		53.1%		43.4%		50.3%	44.1%
Adj. noninterest income / Adj. revenues	36.6%		24.5%		37.6%		34.3%	41.2%
Average equity / Average assets	5.6%		5.5%		5.3%		5.0%	6.0%
Credit Quality
(In thousands)
Beginning	$3,188		$4,188		$5,181		$5,181	$6,336

Provision	1,200		1,583		1,200		300	300
Acquired allowance	--		--		--		--	--
Net charge-offs	(200)		(590)		(45)		--	(37)

Ending allowance	$4,188		$5,181		$6,336		$5,481	6,599

Allowance	0.48%		0.40%		0.47%		0.40%	0.53%
Charge-off rate	0.03%		0.05%		0.00%		0.00%	0.01%
Period end loans & leases	$864,935	19.6%	$1,285,333	48.6%	$1,355,590	5.5%	$1,368,736	$1,245,168	-9.0%
Period end common equity	$58,263	14.2%	$77,203	32.5%	$92,897	20.3%	$80,436	$97,438	21.1%
Period end total assets	$1,065,069	19.3%	$1,460,018	37.1%	$1,605,781	10.0%	$1,643,103	$1,585,363	-3.5%

Glossary

Return on Assets – recurring earnings for the period as a percentage of average assets for the period.

Return on Equity – recurring earnings for the period as a percentage of average common equity for the period.

Cash Basis Performance Results and Ratios – These calculations exclude the effect on net income of amortization expense applicable to certain intangible assets. The ratios also exclude the effect of the unamortized balances of these intangibles from assets and equity.

Efficiency Ratio – calculated as recurring noninterest expense as a percentage of the sum of recurring net interest income on a fully taxable equivalent basis and recurring noninterest income.

Leverage Capital Ratio – Common shareholders' equity excluding unrealized securities gains and losses and certain intangible assets as a percentage of average assets for the most recent quarter less certain intangible assets.

Total Risk-Based Capital Ratio – The sum of shareholders' equity, a qualifying portion of subordinated debt and a qualifying portion of the allowance for loan and lease losses as a percentage of risk-weighted assets.

Net Charge-Off Ratio – Loan losses net of recoveries as a percentage of average loans and leases.

Internal Rate of Return – The interest rate that equates the present value of future returns to the investment outlay. An investment is considered acceptable if its IRR exceeds the required return. The investment is defined as the market value of the stock and/or other consideration to be received by the selling shareholders.

Recurring Results or Ratios – earnings excluding charges and expenses principally related to completing mergers and acquisitions.

Certain of the ratios discussed above may be annualized if the applicable periods are less than a full year.

A registration statement relating to any future resales of the shares issued in this acquisition will be filed with the Securities and Exchange Commission (SEC) after the closing of the private placement in connection with this acquisition. These securities may not be sold nor may offers to buy be accepted prior to the time that the registration statement becomes effective. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such State. Any offering of BB&T securities under the resale registration statement will be made only by means of a prospectus.

In addition to the proposed registration statement, BB&T files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by BB&T at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. BB&T's filings with the SEC are also available to the public from commercial document-retrieval services and on the SEC's web site at http://www.sec.gov.

S  I  G  N  A  T  U  R  E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                           BB&T CORPORATION
                                                                           (Registrant)

                                                                           By: /S/ SHERRY A. KELLETT

                                                                           Sherry A. Kellett
                                                                           Senior Executive Vice President and Controller
                                                                           (Principal Accounting Officer)

Date: May 22, 2002